UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 11, 2019

Technical Communications Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-34816	04-2295040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Domino Drive, Concord, MA 01742
(Address of Principal Executive Offices) (Zip Code)

(978) 287-5100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On March 11, Technical Communications Corporation (the “Company”) received correspondence from the Nasdaq Listing Qualifications department of the Nasdaq Stock Market (“Nasdaq”) confirming the acceptance of the Company's plan to regain compliance with Nasdaq Listing Rule 5250(c)(1), and granting an exception which would permit the continued listing of the Company’s common stock on the Nasdaq Capital Market. Under the terms of the exception, the Company must file its delinquent Form 10-K for the fiscal year ended September 29, 2018, together with its Form 10-Q for the quarter ended December 29, 2018, on or before May 10, 2019. In the event that the Company does not satisfy the terms of the exception, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq's determination to a hearings panel for review.

On March 12, 2019 the Company issued a press release with respect to the foregoing matter, a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

a. Financial statements of businesses acquired. Not applicable.
b. Pro forma financial information. Not applicable.
c. Shell company transactions. Not applicable.
d. Exhibits.

Exhibit No.	Title
99.1	Press Release dated March 12, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Date: March 12, 2019	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer